Exhibit 10.35

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following parties on December 2, 2004 in Beijing.

Pledgee:	Lenovo-AsiaInfo Technologies, Inc. (hereinafter “Pledgee”)
	Address:	Room 301-310, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P. R. China

Pledgor:	Bing Yu (hereinafter “Pledgor”)
Chinese identification card No.: 110108650831235 Address: Room 48, Building 1, Yard 1, Jinjiacun, Fengtai District, Beijing, P.R. China

Lenovo Security Technologies (Beijing), Inc. (“Lenovo Security “)
	Address:	Room 801-810, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P. R. China

Whereas:

1.	Pledgor is a citizen of the People’s Republic of China (“China” or “PRC”), and holds 25% of the equity interests in Lenovo Security. Lenovo Security is a limited liability company registered in Beijing, China. Lenovo Security intends to acknowledge the respective rights and obligations of Pledgor and Pledgee under this Agreement, and to provide any necessary assistance in registering the Pledge.

2.	Pledgee is a company registered in Beijing, China. Pledgee and Lenovo Security have executed an Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) on December 2, 2004;

3.	To ensure that Pledgee collects consulting and service fees regularly from Lenovo Security, Pledgor hereby pledges all of the equity interests in Lenovo Security held by him/her as security for payment of the consulting and service fees under the Business Cooperation Agreement.

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Shares.

1.2	Shares: shall refer to all of the equity interests in Lenovo Security which is currently lawfully held and/or to be acquired by Pledgor.

1.3	Term of Pledge: shall refer to the term set forth in Section 3.2 of this Agreement.

1.4	Event of Default: shall refer to any circumstances set forth in Article 7 of this Agreement.

1.5	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As security for the prompt and complete performance of all or any part of the payments due and payable by Lenovo Security to Pledgee (whether by virtue maturity, acceleration or otherwise) , including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby agrees to pledge and pledges the Shares in Levono Security, which is currently lawfully held by or to be acquired by Pledgor, to Pledgee.

3.	Term of Pledge

3.1	This Agreement shall become effective as of the date when the Pledge hereunder is registered in the Shareholders’ Register of Lenovo Security. The effective term of the Pledge shall be the same as the effective term of the Business Cooperation Agreement. Pledgor and Lenovo Security shall register the Pledge hereunder in the Shareholders’ Register of Lenovo Security within 3 working days following the execution of this Agreement.

3.2	During the term of the Pledge, in the event Lenovo Security fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Shares in accordance with the provisions of this Agreement.

4.	Custody of Pledge Records

4.1	During the term of the Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Shares and the Shareholder’s Register of Lenovo Security containing the Pledge. Pledgor shall deliver such records to Pledgee within one week from the execution of this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Shares.

5.	Representations and Warranties of Pledgor

5.1	Pledgor is the sole legal and beneficial owner of the Shares.

5.2	Whenever Pledgee exercises its right with respect to the Pledge in accordance with this Agreement, there shall not be any intervention from any other parties.

5.3	Pledgee shall have the right to dispose of and transfer the Shares in accordance with the provisions set forth in this Agreement.

5.4	Except for the Pledge, the Pledgor has not placed any security interest or other encumbrance on the Shares.

6.	Covenants of the Pledgor

6.1	Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1	Not transfer the Shares, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Shares, without the prior written consent of Pledgee.

6.1.2	comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3	promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Shares or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2	Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3	To protect or perfect the guarantee provided by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by

Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of equity interests with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Default

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Lenovo Security fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement;

7.1.2	Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	Pledgor breaches any of the covenants in Article 6 of this Agreement;

7.1.4	Pledgor fails to complete the filing procedure of the Pledge stipulated in Section 3.1;

7.1.5	Pledgor breaches any provisions of this Agreement;

7.1.6	Pledgor transfers or abandons the Shares pledged or assigns the Shares pledged without the written consent of Pledgee;

7.1.7	Any of Pledgor’s own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.8	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.9	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.10	The successor or custodian of Lenovo Security is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement;

7.1.11	Any other circumstances occur where Pledgee is unable to exercise its right with respect to the Pledge.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Business Cooperation Agreement and all other payments due to Pledgee, or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge

8.1	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 7.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Shares.

8.2	Pledgee shall have the right to disposing of the Shares in accordance with procedures prescribed by applicable laws, or through auction or sale of such Shares, to be compensated on a preferential basis for all outstanding consulting service fees and any other amounts under the Business Cooperation Agreement that have not been paid.

8.3	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Lenovo Security shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgor and its successors and assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3	At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were a party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4	In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

10.	Termination

Upon the full payment of the consulting service fees under the Business Cooperation Agreement and termination of Pledgor’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, stamp tax and any other taxes and fees, shall be borne by Pledgee.

12.	Force Majeure

12.1	“Force Majeure Event” shall refer to any factual circumstance which is unforeseeable, unavoidable and uncontrollable, including but not limited government actions, acts of God, fire, explosions, storms, flood, earthquakes, tides, lightning or war. However, insufficient credit, funds or financing shall not be deemed a circumstance beyond the reasonable control of either party. The party affected by a “Force Majeure Event” shall notify the other party of such event as soon as possible.

12.2	In the event that the performance of this Agreement is delayed or impeded by the aforementioned “Force Majeure Event”, the party affected by such “Force Majeure Event” shall not be liable in any way under this Agreement to the extent of such delay or impediment. The party affected shall take appropriate measures to mitigate or eliminate the impact of such “Force Majeure Event” and shall attempt to resume the performance of obligations delayed or impeded by such “Force Majeure Event”. As soon as the “Force Majeure Event” is eliminated, the parties agree to use their best efforts to resume the performance of this Agreement.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled by arbitration at the Hong Kong International Arbitration Center (“HKIAC”) under the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this clause. For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators, each of Party A and Party B shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the HKIAC upon application made to it for such purpose. The language used in such arbitration shall be English, and the place of arbitration shall be in Hong Kong at HKIAC. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including any additions to the UNCITRAL Arbitration Rules as are therein contained. The decision by the Board of Arbitration shall be final and binding on the parties.

14.	Notices

14.1	Unless there are written notices changing the addresses below, notices under this Agreement shall be sent to the following addresses via personal delivery, facsimile or registered mail. If a notice is sent via registered mail, the date of signature for receipt on return receipt of the registered mail shall be the date of service. If a notice is sent via personal delivery or facsimile, it shall be deemed served on the date sent (as evidenced by an automatically generated confirmation of transmission). If a notice is sent via facsimile, the original document shall be immediately sent to the following addresses via registered mail or personal delivery after transmission.

14.2	For the purpose of giving notices, the contact details of the Parties are as follows:

To Pledgee:	Lenovo-AsiaInfo Technologies, Inc.
	Address:	Room 301-310, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P. R. China
	Attn:	Legal Department
	Phone:	+8610-6250 1658
	Facsimile:	+8610-6250 1665

Pledgor:	Bing Yu
	Address:	Room 48, Building 1, Yard 1, Jinjiacun, Fengtai District, Beijing, P.R. China
	Attn:	Bing Yu
	Phone:	+8610-6250 1312

Lenovo Security Technologies (Beijing), Inc.
	Address:	Room 801-810, Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P. R. China
	Attn:	Bing Yu
	Phone:	+8610-6250 1312

14.3	Any party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

16.	Effectiveness

16.1	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures and seals of the parties.

16.2	This Agreement is written in both Chinese and English language in three copies. Pledgor, Pledgee and Lenovo Security shall hold one copy respectively, and each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Pledgee: Lenovo-AsiaInfo Technologies, Inc.

By Legal Representative:	/s/ Bing Yu
Name:	Bing Yu

Pledgor: Bing Yu

By:	/s/ Bing Yu

Lenovo Security Technologies (Beijing), Inc.

By Legal Representative:	/s/ Bing Yu
Name:	Bing Yu